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                                                                    EXHIBIT 3.39

                            ARTICLES OF INCORPORATION

                                       OF

                            RDI RESORT SERVICES CORP.

         THIS IS TO CERTIFY that we, the undersigned, for the purpose of forming a corporation, do hereby make, subscribe, acknowledge and file these Articles of Incorporation and we certify that:

                                    ARTICLE I
                                    ---------

         The name of the corporation is:

                            RDI RESORT SERVICES CORP.

                                   ARTICLE II
                                   ----------

         The general nature of the business to be transacted shall be to engage in any and all activities or businesses permitted under the laws of the United States and of this State.

                                   ARTICLE III
                                   -----------

         The amount of capital stock authorized shall be 100 shares of common stock with no par value.

                                   ARTICLE IV
                                   ----------

         The corporation shall commence business with not less than $500.00 in cash.

                                    ARTICLE V
                                    ---------

         The corporation shall have perpetual existence.




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                                   ARTICLE VI
                                   ----------

         The street address of the initial registered office of this corporation is 9600 South Tamiami Trail, Suite 211, Fort Myers, Florida 33907 and the name of the initial registered agent of the corporation at that address is CAROL MONGELLO.

                                   ARTICLE VII
                                   -----------

         This corporation shall have three (3) directors initially. The number of directors may be increased or diminished from time to time by the By-Laws adopted by the shareholders.

                                  ARTICLE VIII
                                  ------------

         The name and address of the directors who shall hold office for the first year of existence of the corporation, or until their successor(s) have been elected and qualified are:

                  CAROL MONGELLO
                  9600 South Tamiami Trail, Suite 211
                  Fort Myers, Florida  33907

                  KENN KEIM
                  9600 South Tamiami Trail, Suite 211
                  Fort Myers, Florida  33907

                  GEORGE HIME
                  9600 South Tamiami Trail, Suite 211
                  Fort Myers, Florida  33907

                                   ARTICLE IX
                                   ----------

         The name and address of the subscribers of these Articles of Incorporation are as follows:

                  CAROL MONGELLO
                  9600 South Tamiami Trail, Suite 211
                  Fort Myers, Florida  33907




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                  KENN KEIM
                  9600 South Tamiami Trail, Suite 211
                  Fort Myers, Florida  33907

                  GEORGE HIME
                  9600 South Tamiami Trail, Suite 211
                  Fort Myers, Florida  33907

                                    ARTICLE X
                                    ---------

         The private property of the stockholders, officers and directors shall not be subject to the payment of the obligations of the corporation to any extent.

                                   ARTICLE XI
                                   ----------

         These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the shareholders and approved at a shareholders' meeting by a majority of the stock entitled to vote thereto, unless all of the directors and all of the shareholders sign a written statement manifesting their intention that a certain amendment of the Articles of Incorporation be made.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals, acknowledged and filed these Articles of Incorporation on this 12th day of November, 1992.

                                                 /s/ CAROL MONGELLO
                                                 -------------------------------
                                                 CAROL MONGELLO

                                                 /s/ KENN KEIM
                                                 -------------------------------
                                                 KENN KEIM

                                                 /s/ GEORGE HIME
                                                 -------------------------------
                                                 GEORGE HIME




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STATE OF FLORIDA           )
COUNTY OF LEE              )

         I HEREBY CERTIFY that on this day before me, a notary public duly authorized to take acknowledgements, personally appeared CAROL MONGELLO, KENN KEIM and GEORGE HIME, to me known to be the persons described in and who executed the foregoing Articles of Incorporation.

         Witness my hand and official seal this 12th day of November, 1982.

                                               /s/ Deborah Richards
                                               -------------------------------
                                               Notary Public



My Commission Expires:  March 3, 1984
















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